Exhibit 99.7

REVOCABLE PROXY

LAPORTE BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

                            , 2012

The undersigned hereby appoints the proxy committee of the Board of Directors of LaPorte Bancorp, Inc., a Federal corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of LaPorte Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”), to be held at The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana, at               , Central Time, on                       , 2012. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

			FOR	AGAINST	ABSTAIN
1.	The approval of a plan of conversion and reorganization whereby LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement/prospectus;		☐	☐	☐

2.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization;		☐	☐	☐

3.	The following informational proposals:
	3a.	Approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve certain amendments to New LaPorte’s articles of incorporation;	☐	☐	☐

	3b.	Approval of a provision in New LaPorte’s articles of incorporation requiring a super-majority vote of shareholders to approve shareholder-proposed amendments to New LaPorte’s bylaws;	☐	☐	☐

	3c.	Approval of a provision in New LaPorte’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New LaPorte’s outstanding voting stock; and	☐	☐	☐

Such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION (“PLAN”) WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF NEW LAPORTE (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON SHAREHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE DEPOSITORS OF THE LAPORTE SAVINGS BANK) AND THE AMENDMENT TO THE LAPORTE SAVINGS BANK’S CHARTER TO PROVIDE FOR A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS.

THE PROVISIONS OF NEW LAPORTE’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3A THROUGH 3C WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF LAPORTE BANCORP, INC. APPROVED THE PLAN. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF SHAREHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER SHAREHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of LaPorte Bancorp, Inc. at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Corporate Secretary of LaPorte Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from LaPorte Bancorp, Inc. prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated                                 , 2012.

Dated: , 2012	☐ Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING

The Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Card are available at                                                      .